UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2005 (August 24, 2005)

American Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19364 (Commission File Number)	62-1117144 (I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

(615) 665-1122 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Signature

Item 1.01 Entry into a Material Definitive Agreement.

      On August 24, 2005, the Board of Directors revised the total compensation arrangement for directors effective September 1, 2005. Directors who are not officers or employees of the Company ("Outside Directors") are compensated for committee meetings as follows: $3,000 ($7,500 for the Chair) for attendance of Audit Committee meetings; $3,000 ($6,000 for the Chair) for attendance of Compensation Committee meetings; and $3,000 ($6,000 for the Chair) for attendance of Nominating and Corporate Governance Committee meetings. In addition, Outside Directors receive $25,000 annual cash compensation paid on a monthly basis.

       Outside Directors are also compensated $3,000 for special meetings, defined as Board meetings that are not regularly scheduled and at which action is taken.

      In addition, pursuant to the terms of the Company's 1996 Stock Incentive Plan, as amended, Outside Directors who have served as directors of the Company for at least 12 months will continue to receive an option to purchase up to 5,000 shares at fair market value on the date of each Annual Meeting of Stockholders. On the date of his or her initial election to the Board, each Outside Director will continue to receive an option to purchase up to 15,000 shares at fair market value on the date of grant.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthways, Inc. /s/ Mary A. Chaput Mary A. Chaput Chief Financial Officer

      Date: August 26, 2005